SCHEDULE 14A INFORMATION
      Solicitation Prior to Furnishing Required Proxy Statement Pursuant to
              Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant  /X/

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Check the appropriate box:

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     14a-6(e)(2))
/ /  Definitive Proxy Statement
/X/  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            OREGON STEEL MILLS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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

                               FORM OF MEMORANDUM

                            [OREGON STEEL MILLS, INC]
                                   [NAPA PIPE
                         an Oregon Steel Mills company]

Memo To: All Employees                      Date: February 15, 1999

Copies To:                                  From:
================================================================================

Subject: Employee Mail & Telephone Solicitation
         --------------------------------------

A group calling itself the Committee for Shareholder Value has recently mailed information to many of our shareholder employees asking them to consent to the adoption of three committee-sponsored proposals. It is important for you to know that this committee consists of the Crabbe Huson Group, Inc., Amalgamated Bank of New York and the AFL-CIO. The AFL-CIO group, in an effort to make it appear that they speak for other shareholders, is calling itself a "Committee" of shareholders. We believe that these proposals are part of an on-going United Steelworkers of America ("Union") campaign directed at Oregon Steel Mills.

Many of our employees are receiving calls regarding the AFL/CIO, (Committee to Restore Shareholder Value), consent solicitation. The Company has filed a response to the Consent Solicitation, which is called a Revocation Statement.

The AFL/CIO solicitation contains a GOLD CARD, which has three boxes to check:

   o  Consent - which means you consent to the AFL/CIO proposals.
   o  Withhold consent - which means you don't consent to the AFL/CIO proposals.
   o  Abstain - which means what it says.

An additional option is to throw the Gold Card away which has the same effect as withholding consent.

The Company's Revocation Statement contains a WHITE CARD, which has two options:

   o Revoke Consent - which should be checked if a previous consent was given and you have changed your mind.
   o  Do not revoke consent.

Additionally, signing and dating the WHITE CARD without checking boxes has the effect of revoking any previously filed consents.

The Board of Directors of Oregon Steel Mills opposes each of the AFL-CIO proposals and recommends that you do not sign the gold consent card or any other forms which may be sent to you by the AFL-CIO group. If you have any questions regarding the mailing, the Company's position, or the nature of the proposals, please call the Investor Relation's office at (503) 240-5226.